POWER OF ATTORNEY

The undersigned does hereby constitute and appoint each of Holli H. Lewis, Kelly
  A. Bowen, Laura H. Pulliam, and Tennia Y. Hill, signing singly, the undersigned's true and lawful attorney-in-fact to:

I. prepare, execute and file, for and on behalfofthe undersigned, Fonn ID, Forms 3, 4 and 5 (including amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the "Acf') and the rules thereunder, and Schedules 13D and 13G (including amendments thereto) in accordance with Sections
  13(d) and
!3(g) of the Act and the rules thereunder;

2. do and perfonn any and all acts for and on behalf of the undersigned that may be necessary or desirable to prepare and execute any such Fonn 3, 4 or 5
(including amendments thereto) or Schedule !3D or 13G (including amendments thereto) and timely file that Fonn or Schedule with the United States Securities and Exchange Commission and any stock exchange or similar authority, and provide a copy as required by law or advisable to such persons as the attorney-in-fact deems appropriate; and

3. take any other action of any type whatsoever in connection with the foregoing that, in the opinion of the attomey- in-fact, may be of benefit to, in the best interest of, or legally required of the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such fonn and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's cliscretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact, or the attorney-in- fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, and their substitutes, in serving in such capacity at the request of the undersigned, are not assuming, nor is Brown-Forman Corporation (the "Corporation") assuming, (i) any of the undersigned's responsibilities to comply with Section 16 or Sections 13(d) or !3(g) of the Act or (ii) any liability of the undersigned for failure to comply with such requirements. This Power of Attorney does not relieve the undersigned from the undersigned's obligations to comply with the requirements of the Act, including without limitation the reporting requirements under
Section 16 or Sections !3(d) or 13(g) thereunder. The undersigned agrees that each such attorney-in-fact may rely entirely on information furnished orally or in writing by or at the direction of the undersigned to the attorney-in-fact.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Fonns 3, 4 and 5 and Schedules 13D and
  13G Vl th respect to the undersigned's holdings of and transactions in securities issued by the Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact. This Power of
  Attorney does not revoke any other power of attorney that the undersigned has previously granted.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this l" day of May,2013.


Signature:

/s/ Donald C. Berg


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